UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K	OMB APPROVAL OMB Number: 3235-0060 Expires: March 31, 2006 Estimated average burden hours per response 28.0
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report: February 27, 2006
Myogen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50438	84-1348020

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7575 West 103rd Avenue, Suite 102 Westminster, Colorado	80021

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 410-6666
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 1.01 Entry into a Material Definitive Agreement.
     The following is a description of our employee bonus plan provided pursuant to Paragraph 10(iii) to Item 601 of Regulation S-K, which requires a written description of a compensatory plan when no formal document contains the compensation information.
2005 and 2006 Discretionary Bonus Programs
     We maintain a discretionary bonus program administered by the Compensation Committee of our Board of Directors. The purpose of the program is to motivate and reward employees for successful achievement of certain corporate and individual goals. The Compensation Committee historically sets a one-year performance period to run from January 1 through December 31 and establishes a list of specific corporate goals for that period as well as specific weighting for each goal. The extent to which these corporate goals are achieved is used in determining the amount of funds available in the bonus pool. The bonus pool is allocated among eligible employees based on recommendations from management which are reviewed and approved by our Compensation Committee and Board of Directors.
     All employees (except for temporary employees and employees hired after September 30), including all of our executive officers, are eligible to participate in our annual bonus program. Eligible employees must remain employed by Myogen at the time awards are paid out under the program in order to receive their awards, if any. The Compensation Committee and our Board of Directors may modify, amend, revoke or suspend the annual discretionary bonus program at any time.
     Our Chief Executive Officer’s annual cash bonus, if any, is based solely on achievement of our corporate goals. All other employees’ annual cash bonuses, if any, are calculated in accordance with a formula that takes into account base salary, target bonus percentage, annual performance rating (based on the attainment of individual goals and performance criteria) and a corporate impact rating that is tied to each employee’s salary grade. Our annual bonus plan also allows for stock option grants to our employees, including our executive officers. The size of stock option grants, if any, to our executive officers is typically calculated in accordance with a formula based on achievement of annual individual goals, annual corporate goals and salary level. The size of the stock option grants, if any, to our other employees is typically calculated in accordance with a formula based on an individual’s annual performance rating and salary level.
     On February 21, 2006, our Board of Directors reviewed our fiscal year 2005 results measured against the corporate goals established by our Compensation Committee and Board of Directors in the first quarter of 2005 (the “2005 Corporate Goals”). The 2005 Corporate Goals were based on the following categories: (i) clinical development goals relating to enoximone, including our pivotal phase 3 ESSENTIAL trials; (ii) clinical development goals relating to ambrisentan, including our pivotal phase 3 ARIES trials; (iii) clinical development goals relating to darusentan, including our phase 2b clinical trial of darusentan; (iv) corporate/financial goals relating to achievement of certain financial measures, including stock price targets and resource planning and risk management measures; and (v) drug discovery research and development goals relating to projects in our pipeline. Our Board of Directors determined, upon recommendation of our Compensation Committee, that the company attained a specified percentage of our 2005 Corporate Goals. Based on this determination, the Compensation Committee and our Board of Directors approved specific cash bonus payments and the issuance of options to purchase shares of our common stock. We issued the stock options on February 21, 2006 and expect to pay the cash bonuses in March 2006.
     The stock options were granted under and in accordance with the terms and conditions of our 2003 Equity Incentive Plan (which was filed as Exhibit 10.1 to our Registration Statement on Form S-1 (No. 333-108301), our “2003 Equity Incentive Plan”). All of the options have an exercise price of $38.28 per share (the closing price of our common stock on February 21, 2006) and are non-qualified options for tax purposes. Almost all of our employees and all but one of our executive officers were granted ten (10) year options to purchase shares of our common stock. The number of options granted to our executive officers was calculated in accordance with a formula based on achievement of annual individual goals, our 2005 Corporate Goals and salary level. These options will vest over a four-year period, with 25% of the options vesting one year after the date of grant, and the remaining 75% of such options vesting in equal monthly installments thereafter over the next three years (subject to acceleration in accordance with the terms of Sections 11(c) and (d) of our 2003 Equity Incentive Plan). The form of stock option grant notice relating to these options conforms to the standard form of grant notice filed as Exhibit 10.1 to our Registration Statement on Form S-1 (No. 333-108301).
     On February 21, 2006, our Board of Directors, upon recommendation of our Compensation Committee, also approved corporate goals and associated bonus target amounts for fiscal year 2006. The Committee approved specific targets and goals in the following five categories: (i) clinical development goals relating to ambrisentan, including results of our pivotal ARIES-1 trial and submission of a new drug marketing application for ambrisentan with the FDA; (ii) clinical development goals relating to darusentan in patients with resistant hypertension; (iii) business development goals; (iv) corporate/financial goals relating to achievement of certain financial measures, including stock price targets and resource planning and risk management measures; and (v) drug discovery research and development goals relating to projects in our pipeline.
     We expect that the cash and stock bonuses payable for fiscal year 2006, if any, will be calculated in the manner set forth above and will vary depending on the extent to which actual performance meets, exceeds, or falls short of the corporate goals approved by our Board of Directors and individual goals established by our management team. In addition, our management team, Compensation Committee and Board of Directors retain the discretion to (i) increase, reduce or eliminate the cash and stock bonuses that otherwise might be payable to all employees or any individual based on actual performance as compared to pre-established goals, and (ii) structure future or additional bonus and equity incentives, such as milestone options, in a manner that they believe will appropriately motivate and reward our employees, including our executive officers.
Executive Compensation Increases and Option Grants
     On February 21, 2006, our Board of Directors, upon recommendation of our Compensation Committee, approved the following 2006 annual base salaries, cash bonus payments and stock option issuances for our executive officers. The salaries, bonuses and stock option grants were determined in the manner described above and are consistent with our pre-established corporate and individual performance goals.

				2005 Year-End
Executive Officer	2005 Base Salary	2006 Base Salary	2005 Bonus ($)	Option Grant
Michael R. Bristow, M.D., Ph.D. Chief Science and Medical Officer	$100,000	$100,000	$25,000	—

Andrew D. Dickinson Vice President, General Counsel and Corporate Secretary	$205,000	$263,000	$77,800	48,000

J. William Freytag, Ph.D. President, Chief Executive Officer and Chairman	$357,000	$475,000	$142,800	250,000

Michael J. Gerber, M.D. Senior Vice President of Clinical Development and Regulatory Affairs	$271,300	$325,000	$90,200	37,500

Richard J. Gorczynski, Ph.D. Senior Vice President, Research and Development	$240,700	$260,000	$75,800	25,000

John R. Julian Senior Vice President, Commercial Development	$246,800	$265,000	$77,750	25,000

Joseph L. Turner Senior Vice President, Finance and Administration and Chief Financial Officer	$227,000	$270,000	$75,500	37,500
     We will provide additional information regarding the compensation awarded to our “named executive officers” in respect of and during the year ended December 31, 2005, in the proxy statement for our 2006 annual meeting of stockholders, which is expected to be filed with the Securities and Exchange Commission in April 2006.
Item 1.01 Entry into a Material Definitive Agreement.
Item 8.01 Other Events.
     On October 7, 2005, we executed a Strategic Alliance Agreement (the “Strategic Alliance Agreement”) with ARCA Discovery, Inc. (“ARCA”), a pharmacogenomic drug development and discovery company in the field of cardiovascular disease formed by Dr.

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Michael Bristow, our founder and Chief Science and Medical Officer and a member of our Board of Directors. The Strategic Alliance Agreement became effective on February 21, 2006.
     In connection with the execution of the Strategic Alliance Agreement, we agreed to the terms of an amended and restated employment agreement (“Employment Agreement”) with Dr. Bristow. The Employment Agreement was executed on February 21, 2006 when the Strategic Alliance Agreement became effective. The Employment Agreement amends and supersedes all prior agreements with respect to employment between Myogen and Dr. Bristow and permits Dr. Bristow to proceed with his involvement in ARCA’s business activities subject to the terms of the Strategic Alliance Agreement, including the non-competition and right of first negotiation provisions described in our October 9, 2005 Periodic Report of Form 8-K.
     In connection with the execution of the Employment Agreement, Dr. Bristow resigned as our Chief Scientific and Medical Officer and became a scientific advisor to the Company. Dr. Bristow will continue to earn an annual salary of $100,000, which amount may be adjusted periodically in the sole discretion of our Board of Directors or the Compensation Committee of our Board of Directors, and he must devote a minimum of 4 hours per week to Myogen. The Employment Agreement provides that Dr. Bristow’s employment with Myogen is at-will and may be altered or terminated by either Dr. Bristow or Myogen at any time. Dr. Bristow will not be entitled to any severance payments upon termination of his employment with Myogen. Dr. Bristow will continue to serve on our Board of Directors.
     In conjunction with Dr. Bristow’s appointment and the execution of the Employment Agreement, Dr. Bristow executed a new Employee Proprietary Information and Inventions Agreement which reflects exclusions to our standard non-competition restrictions and invention assignment provisions for certain activities related to ARCA and its products, services and business activities.
     The Employment Agreement will be filed as an exhibit to our Form 10-K for the period ending December 31, 2005.
Item 5.02(b) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On February 21, 2006, Sigrid Van Bladel, Ph.D. informed us of her intention not to stand for re-election to our Board of Directors at the 2006 Annual Meeting of Stockholders due to the increasing demands on her time at New Enterprise Associates where she currently serves as a Managing Director. Dr. Van Bladel has been a member of our Board of Directors since November 1999 and she will continue to serve as a director of the Company until the expiration of her current term on May 4, 2006.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 27, 2006

MYOGEN, INC.
By:	/s/ J. William Freytag
J. William Freytag
Its:	President and Chief Executive Officer

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